Exhibit 10.9
AMENDMENT AGREEMENT
     THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of August 6, 2006 by and between Bally Total Fitness Holding Corporation (the “Company”) and Paul A. Toback (the “Executive”).
RECITALS
     WHEREAS, pursuant to the terms of the employment agreement by and between the Executive and the Company dated as of August 24, 2004 (the “Employment Agreement”), the Executive may become entitled to certain severance payments in the event his employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if the Executive resigns for Good Reason (as defined in the Employment Agreement), in each case, within the two-year period immediately following a Change in Control (as defined in the Employment Agreement); and
WHEREAS, a Change in Control occurred on February 7, 2006; and
     WHEREAS, the Company and the Executive agreed to modify the Employment Agreement to eliminate the Company’s obligation to implement a supplemental retirement plan for the benefit of the Executive and to eliminate certain claims for legal fees that Executive may have had against the Company in exchange for an additional payment to the Executive by the Company of $900,000 in the event his employment is terminated by the Company without Cause or if the Executive resigns for Good Reason, in either case, prior to February 7, 2008.
     NOW THEREFORE, in consideration of the foregoing, the Company and the Executive hereby agree as follows:
1. Section 4(e) of the Employment Agreement is hereby deleted in its entirety and the Company shall have no further obligation to the Executive with respect thereto.
2. Section 6(e) of the Employment Agreement is amended to add a new subsection (vii) to provide as follows:
(vii) If the termination occurs prior to February 7, 2008, an immediate lump sum payment of $900,000.
3. In consideration for the right to receive payment described in Section 2 above, the Executive agrees that he has no entitlement to legal fees incurred by him prior to the date of this Agreement.
4. In all respects not amended, the Employment Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BALLY TOTAL FITNESS HOLDING CORPORATION

BY:	/s/ Harold Morgan

TITLE: Senior Vice President, Chief Administration Officer

EXECUTIVE

/s/ Paul A. Toback

PAUL A. TOBACK